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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 29, 1999



                              NEOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                 000-28782              93-0979187
(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)        Identification No)




157 Technology Drive, Irvine, California                      92618
(Address of principal executive offices)                   (Zip Code)




        Registrant's telephone number, including area code (949) 788-6700




                                 Not Applicable
          (Former name or former address, if changed since last report)


                             Exhibit Index on Page 4

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ITEM 5.  OTHER EVENTS

        On January 29, 1999, NeoTherapeutics, Inc. (the "Company") entered into a Preferred Stock Purchase Agreement with two institutional investors (the "Agreement"). Pursuant to the Agreement, the Company issued and sold to the investors shares of the Company's 5% Series A Preferred Stock with Conversion Features ("Series A shares") and issued Warrants to purchase 75,000 shares of common stock, for total consideration of $4.0 million. Under the Agreement, the Company also has the option to sell $2.0 million of 5% Series B Preferred Stock with Conversion Features ("Series B shares") to the investors commencing 180 days after January 29, 1999, subject to certain conditions contained in the Agreement and the Certificate of Designation governing the Series A shares.

        During the first 90 days after the closing, the Series A shares are convertible only at an initial price of $13.06 per share of common stock (the "fixed price"). Thereafter, the Series A shares are convertible in 25% cumulative monthly increments at the lesser of the fixed price or at a variable rate of 101% of the Per Share Market Value (as defined in the Agreement) of the common stock at the time of conversion. In no event can the Series A shares be converted into more than 1,450,000 shares of common stock. The Series B shares will contain terms and conditions for conversion identical to the Series A shares, except that the fixed conversion price of the Series B shares will be set at 125% of the average Per Share Market Value of the common stock at the time of the second closing. Dividends on both series of preferred stock are payable in cash or in common stock, at the option of the Company, at the annual rate of 5%. In connection with the purchase of the Series A shares, the investors also received warrants to purchase 75,000 shares of common stock at $12.98 per share for a period of 5 years. There are no warrants associated with the Series B shares. Additional features of the preferred stock include, among other things, a redemption feature at the Company's option if the common stock trades below a floor or above a ceiling price and a prohibition on conversion below a stipulated price. In connection with this financing, the Company paid a finder's fee to an unrelated third party consisting of cash and warrants to purchase common stock of the Company.


ITEM 7.  EXHIBITS

        Exhibits:

          4.1 Certificate of Designation of 5% Series A Preferred Stock with Conversion Features.

          4.2         Preferred Stock Purchase Agreement dated as of January 29,
                      1999, by and among Registrant, Westover Investments L.P.
                      and Montrose Investments L.P.

          4.3         Registration Rights Agreement dated as of January 29,
                      1999, by and among Registrant, Westover Investments L.P.
                      and Montrose Investments L.P.

          4.4         Form of Warrant issued by Registrant to Westover
                      Investments L.P. and Montrose Investments L.P. dated as of
                      January 29, 1999.

          99.1        Press Release dated February 2, 1999.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NEOTHERAPEUTICS, INC.



Date:  February 8, 1999                  By:  /s/ SAMUEL GULKO
                                              ----------------------------------
                                              Samuel Gulko
                                              Chief Financial Officer


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                                  EXHIBIT INDEX


        Exhibits            Description
        --------            -----------
          4.1         Certificate of Designation of 5% Series A Preferred Stock
                      with Conversion Features.

          4.2         Preferred Stock Purchase Agreement dated as of January 29,
                      1999, by and among Registrant, Westover Investments L.P.
                      and Montrose Investments L.P.

          4.3         Registration Rights Agreement dated as of January 29,
                      1999, by and among Registrant, Westover Investments L.P.
                      and Montrose Investments L.P.

          4.4         Form of Warrant issued by Registrant to Westover
                      Investments L.P. and Montrose Investments L.P. dated as of
                      January 29, 1999.

          99.1        Press Release dated February 2, 1999.

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